SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2023

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Ave, #450

Miami, FL 33133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 735-1517

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	DWACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DWAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	DWACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 3, 2023, the board of directors (the “Board”) of Digital World Acquisition Corp. (the “Company”) elected Mr. Edward Preble and Mr. Frank Andrews as directors and as members of the audit and compensation committees of the Board (the “Audit Committee” and the “Compensation Committee,” respectively).

In connection with Messrs. Preble and Andrew’s appointments, each individual signed a joinder to that certain letter agreement dated as of January 3, 2023, by and among the Company, ARC Global Investments II LLC (the “Sponsor”) and the officers and directors of the Company, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any shares of Company common stock held in favor of an initial business combination.

Mr. Preble began his career in 2001 as an International Advisor for Morgan Stanley and worked directly with many Institutional and ultra-high net worth families. Before beginning his own global business development consultancy in 2008, Mr. Preble worked as a Global Private Wealth Manager for Merrill Lynch for two years. In 2017, Mr. Preble headed internationals sales for Crider Foods, the largest added value poultry company expanding sales significantly over five years. He is a member of Southeast United States Trade Organization, and USA Poultry. Mr. Preble received a Bachelor’s Degree of Arts in Finance and a Corporate Master’s Degree in Business Administration from Florida International University.

Mr. Andrews is an independent media consultant that has worked with many top performing artists and is highly connected in the media space. He began his career working on Fortune 500 brands’ advertising campaigns with a subsequent focus as a producer on product videos, industrial productions, and live international trade shows for brands like Canon and Sony with featured artists like Cindy Lauper. He continued to work with well-known media artists which led him to launch My Creative Waves Corp in 2014. Mr. Andrews quickly grew the strategic consultancy offering guidance to drastically improve consumer experiences for both digital and traditional media for major consumer brands such as Macy’s. Mr. Andrews graduated with a Bachelor of Science Business Administration from University of Central Florida, with an MFA candidacy in Film Television Production from The Savannah College of Art & Design.

There are no family relationships between Mr. Preble or Mr. Andrews and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no arrangements between each of Messrs. Preble and Andrews and any other person pursuant to which Messrs. Preble and Andrews were nominated as a director. Other than as described above, there are no transactions between the Company and Mr. Preble or Mr. Andrews that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital World Acquisition Corp.

Dated: January 3, 2023	By:	/s/ Patrick Orlando
	Name:	Patrick Orlando
	Title:	Chief Executive Officer